Exhibit 99.1

FARO Announces First Quarter 2021 Financial Results

LAKE MARY, FL, April 28, 2021 - FARO® (Nasdaq: FARO), a global leader of 3D measurement, imaging, and realization solutions for the 3D Metrology, AEC (Architecture, Engineering & Construction), and Public Safety Analytics markets, today announced its financial results for the first quarter ended March 31, 2021.
“First quarter demand reflected historical seasonality combined with an ongoing but improving pandemic demand impact that we believe will continue to improve throughout 2021,” stated Michael Burger, President and Chief Executive Officer. “Once demand returns to normalized pre-pandemic levels, we believe our new cost structure will enable the sustained achievement of our success model of 20% EBITDA margins.”
Mr. Burger continued, “While demand recovers, we remain focused on executing our strategic initiatives including the alignment of our hardware and software development activities to add value to our customer’s workflows and create long-term product differentiation in our target markets.”
First Quarter 2021 Financial Summary
2021 first quarter sales of $76.3 million compare with $79.5 million for the first quarter of 2020. However, new order bookings in the first quarter at $80.6 million were up 3% over the preceding year. The slight decline in sales for the quarter is the result of the economic effect of Covid pandemic which is still in the recovery stage. Sequentially, sales and bookings compared with the fourth quarter 2020 were lower by 18% and 15%, respectively, reflecting normal seasonality in our business.
Gross margin was 52.9% for the first quarter 2021, as compared to 55.2% for the same prior year period. Non-GAAP gross margin was 53.0% for the first quarter 2021 compared to 55.5% for the first quarter 2020. The annual decrease in gross margin was primarily a result of changes in product mix and lower sales resulting from the COVID-19 pandemic.

Operating expense, was $46.8 million for the first quarter 2021, compared to $60.4 million for the same prior year period. Non-GAAP operating expense was $42.8 million for the first quarter 2021 compared to $44.3 million for the first quarter 2020.
Net loss was $3.2 million, or $0.18 per share, for the first quarter 2021, as compared to a net loss of $14.8 million, or $0.84 per share, for the first quarter 2020. Non-GAAP net loss was $0.6 million, or $0.03 per share, for the first quarter 2021 compared to Non-GAAP net loss of $0.4 million, or $0.02 per share, for the first quarter 2020.
Adjusted EBITDA was $0.4 million, or 0.5% of total sales, for the first quarter of 2021 compared to Adjusted EBITDA of $3.1 million, or 3.9% of total sales, for the first quarter of 2020.
The Company’s cash and short-term investments decreased $15.7 million to $170.0 million as of the end of the first quarter of 2021, and the Company remained debt-free.
* A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release. An additional explanation of these measures is included below under the heading “Non-GAAP Financial Measures”.
Conference Call
The Company will host a conference call to discuss these results on Thursday, April 29, 2021 at 8:00 a.m. ET. Interested parties can access the conference call by dialing (877) 876-9176 (U.S.) or +1 (785) 424-1670 (International) and using the passcode FARO. A live webcast will be available in the Investor Relations section of FARO’s website at: https://www.faro.com/about-faro/investor-relations/events
A replay webcast will be available in the Investor Relations section of the company's web site approximately two hours after the conclusion of the call and will remain available for approximately 30 calendar days.

About FARO
For 40 years, FARO has provided industry-leading technology solutions that enable customers to quickly and easily measure their world, and then use that data to make smarter decisions faster. FARO continues to be a pioneer in bridging the digital and physical worlds through data-driven reliable accuracy, precision and immediacy. For more information, visit http://www.faro.com

Non-GAAP Financial Measures
This press release contains information about our financial results that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP other expense, net, non-GAAP net loss and non-GAAP net loss per share, exclude the impact of purchase accounting intangible amortization expense, stock-based compensation, imputed interest expense recorded related to the GSA Matter, restructuring charges, and other tax adjustments, and are provided to enhance investors’ overall understanding of our historical operations and financial performance.
In addition, we present Adjusted EBITDA, which is calculated as net loss before interest expense, net, income tax benefit and depreciation and amortization, excluding other (income) expense, net, stock-based compensation, and restructuring charges, as measures of our operating profitability. The most directly comparable GAAP measure to Adjusted EBITDA is net loss. We also present Adjusted EBITDA margin, which is calculated as Adjusted EBITDA as a percent of Non-GAAP total sales.
Management believes that these non-GAAP financial measures provide investors with relevant period-to-period comparisons of our core operations using the same methodology that management employs in its review of the Company’s operating results. These financial measures are not recognized terms under GAAP and should not be considered in isolation or as a substitute for a measure of financial performance prepared in accordance with GAAP.
These non-GAAP financial measures have limitations that should be considered before using these measures to evaluate a company’s financial performance. These non-GAAP financial measures, as presented, may not be comparable to similarly titled measures of other companies due to varying methods of calculation. The financial statement tables that accompany this press release include a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about demand for and customer acceptance of FARO’s products, FARO’s product development and product launches, FARO's growth, strategic and restructuring plans and initiatives, including but not limited to the additional restructuring charges expected to be incurred in connection with our restructuring plan and the timing and amount of cost savings and other benefits expected to be realized from the restructuring plan and other strategic initiatives, and FARO’s growth potential and profitability. Statements that are not historical facts or that describe the Company's plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “is,” “will” and similar expressions or discussions of FARO’s plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.
Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward- looking statements include, but are not limited to:
•the Company’s ability to realize the intended benefits of its undertaking to transition to a company that is reorganized around functions to improve the efficiency of its sales organization and to improve operational effectiveness;
•the Company’s inability to successfully execute its new strategic plan and restructuring plan, including but not limited to additional impairment charges and/or higher than expected severance costs and exit costs, and its inability to realize the expected benefits of such plans;
•the Company's potential loss of future government sales and potential impacts on customer and supplier relationships and on the Company's reputation that may result from the GSA matter;

•development by others of new or improved products, processes or technologies that make the Company's products less competitive or obsolete;
•the Company's inability to maintain its technological advantage by developing new products and enhancing its existing products;
•declines or other adverse changes, or lack of improvement, in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financial conditions;
•the effect of the COVID-19 pandemic, including on our business operations, as well as its impact on general economic and financial market conditions;
•the impact of fluctuations in foreign exchange rates; and
•other risks detailed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 that was filed on February 17, 2021.
Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

Investor Contacts

FARO Technologies, Inc.
Allen Muhich, Chief Financial Officer
+1 407-562-5005
IR@faro.com

Sapphire Investor Relations, LLC
Michael Funari or Erica Mannion
+1 617-542-6180
IR@faro.com

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
(in thousands, except share and per share data)	March 31, 2021	March 31, 2020
Sales
Product	$54,635	$56,525
Service	21,696	22,990
Total sales	76,331	79,515
Cost of Sales
Product	24,804	23,066
Service	11,120	12,576
Total cost of sales	35,924	35,642
Gross Profit	40,407	43,873
Operating Expenses
Selling, general and administrative	33,348	36,324
Research and development	11,973	10,415
Restructuring costs	1,524	13,688
Total operating expenses	46,845	60,427
Loss from operations	(6,438)	(16,554)
Other (income) expense
Interest expense, net	10	34
Other (income) expense, net	(1,615)	473
Loss before income tax benefit	(4,833)	(17,061)
Income tax benefit	(1,612)	(2,238)
Net loss	$(3,221)	$(14,823)
Net loss per share - Basic	$(0.18)	$(0.84)
Net loss per share - Diluted	$(0.18)	$(0.84)
Weighted average shares - Basic	18,076,410	17,616,964
Weighted average shares - Diluted	18,076,410	17,616,964

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)	March 31, 2020 (unaudited)	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$169,957	$185,633
Accounts receivable, net	59,821	64,616
Inventories, net	47,058	47,391
Prepaid expenses and other current assets	27,231	26,295
Total current assets	304,067	323,935
Non-current assets:
Property, plant and equipment, net	21,921	23,091
Operating lease right-of-use asset	24,616	26,107
Goodwill	56,269	57,541
Intangible assets, net	13,254	13,301
Service and sales demonstration inventory, net	31,323	31,831
Deferred income tax assets, net	46,208	47,450
Other long-term assets	2,300	2,336
Total assets	$499,958	$525,592
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,969	$14,121
Accrued liabilities	29,775	42,593
Income taxes payable	567	3,442
Current portion of unearned service revenues	37,842	39,149
Customer deposits	3,650	2,807
Lease liability	5,596	5,835
Total current liabilities	93,399	107,947
Unearned service revenues - less current portion	21,476	21,757
Lease liability - less current portion	20,965	22,131
Deferred income tax liabilities	642	787
Income taxes payable - less current portion	11,583	11,583
Other long-term liabilities	1,110	1,084
Total liabilities	149,175	165,289
Shareholders’ equity:
Common stock - par value $.001, 50,000,000 shares authorized; 19,536,531 and 19,384,350 issued, respectively; 18,154,164 and 17,990,707 outstanding, respectively	19	19
Additional paid-in capital	291,603	287,979
Retained earnings	110,287	113,508
Accumulated other comprehensive loss	(20,334)	(10,160)
Common stock in treasury, at cost; 1,382,367 and 1,393,643 shares, respectively	(30,792)	(31,043)
Total shareholders’ equity	350,783	360,303
Total liabilities and shareholders’ equity	$499,958	$525,592

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended
(in thousands)	March 31, 2021	March 31, 2020
Cash flows from:
Operating activities:
Net loss	$(3,221)	$(14,823)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	3,190	3,759
Stock-based compensation	2,094	2,178
Provisions for bad debts, net of recoveries	(89)	(15)
Loss on disposal of assets	20	10
Provision for excess and obsolete inventory	1,404	204
Deferred income tax benefit	(1,612)	(2,326)
Change in operating assets and liabilities:
Decrease (Increase) in:
Accounts receivable	3,676	16,084
Inventories	(3,999)	1,795
Prepaid expenses and other current assets	(1,346)	7,408
(Decrease) Increase in:
Accounts payable and accrued liabilities	(9,823)	4,756
Income taxes payable	(1,153)	(1,389)
Customer deposits	896	(961)
Unearned service revenues	(323)	(365)
Net cash (used in) provided by operating activities	(10,286)	16,315
Investing activities:
Purchases of property and equipment	(1,547)	(757)
Proceeds from sale of investments	—	9,000
Payments for intangible assets	(890)	(435)
Net cash (used in) provided by investing activities	(2,437)	7,808
Financing activities:
Payments on finance leases	(86)	(82)
Payments for taxes related to net share settlement of equity awards	(3,336)	(1,581)
Proceeds from issuance of stock related to stock option exercises	5,118	2,802
Net cash provided by financing activities	1,696	1,139
Effect of exchange rate changes on cash and cash equivalents	(4,649)	(1,656)
Increase in cash and cash equivalents	(15,676)	23,606
Cash and cash equivalents, beginning of period	185,633	133,634
Cash and cash equivalents, end of period	$169,957	$157,240

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP
(UNAUDITED)

	Three Months Ended March 31,
(dollars in thousands, except per share data)	2021	2020
Gross profit, as reported	$40,407	$43,873
Stock-based compensation (2)	66	271
Non-GAAP adjustments to gross profit	66	271
Non-GAAP gross profit	$40,473	$44,144
Gross margin, as reported	52.9%	55.2%
Non-GAAP gross margin	53.0%	55.5%

Selling, general and administrative, as reported	$33,348	$36,324
Stock-based compensation (2)	(1,682)	(1,523)
Purchase accounting intangible amortization	(185)	(124)
Non-GAAP selling, general and administrative	$31,481	$34,677

Research and development, as reported	$11,973	$10,415
Stock-based compensation (2)	(346)	(382)
Purchase accounting intangible amortization	(328)	(401)
Non-GAAP research and development	$11,299	$9,632

Operating expenses, as reported	$46,845	$60,427
Stock-based compensation (2)	(2,028)	(1,905)
Restructuring costs (3)	(1,524)	(13,688)
Purchase accounting intangible amortization	(513)	(525)
Non-GAAP adjustments to operating expenses	(4,065)	(16,118)
Non-GAAP operating expenses	$42,780	$44,309

Loss from operations, as reported	$(6,438)	$(16,554)
Non-GAAP adjustments to gross profit	66	271
Non-GAAP adjustments to operating expenses	4,065	16,118
Non-GAAP loss from operations	$(2,307)	$(165)

Other (income) expense, net, as reported	$(1,605)	$507
Interest expense increase due to GSA sales adjustment (1)	—	(149)
Non-GAAP adjustments to other (income) expense, net	—	(149)
Non-GAAP other (income) expense, net	$(1,605)	$358

Net loss, as reported	$(3,221)	$(14,823)
Non-GAAP adjustments to gross profit	66	271
Non-GAAP adjustments to operating expenses	4,065	16,118
Non-GAAP adjustments to other (income) expense, net	—	149
Income tax effect of non-GAAP adjustments	(1,478)	(2,133)
Non-GAAP net loss	$(568)	$(418)

Net loss per share - Diluted, as reported	$(0.18)	$(0.84)
Stock-based compensation (2)	0.12	0.12
Restructuring costs (3)	0.08	0.78

Purchase accounting intangible amortization	0.03	0.03
Interest expense increase due to GSA sales adjustment (1)	—	0.01
Income tax effect of non-GAAP adjustments	(0.08)	(0.12)
Non-GAAP net loss per share - Diluted	$(0.03)	$(0.02)

(1) Late in the fourth quarter of 2018, during an internal review we preliminarily determined that certain of our pricing practices may have resulted in the U.S. Government being overcharged under our General Services Administration (“GSA”) Federal Supply Schedule contracts (the “Contracts”) (the “GSA Matter”). In the first quarter 2020 we recorded imputed interest expense of $0.1 million related to the GSA Matter. Effective as of February 25, 2021, as a result of the review, we entered into a settlement agreement with the GSA and have paid in full and final satisfaction of any and all claims, causes of actions, appeals and the like, including damages, costs, attorney's fees and interest arising under or related to the GSA Matter.

(2) We exclude stock-based compensation, which is non-cash, from the non-GAAP financial measures because the Company believes that such exclusion provides a better comparison of results of ongoing operations for current and future periods with such results from past periods.

(3) On February 14, 2020, our Board of Directors approved a global restructuring plan (the “Restructuring Plan”), which is intended to support our strategic plan in an effort to improve operating performance and ensure that we are appropriately structured and resourced to deliver increased and sustainable value to our shareholders and customers. In connection with the Restructuring Plan, during the first quarters 2020 and 2021 we recorded a pre-tax charge of approximately $13.7 million and $1.5 million, respectively, primarily consisting of severance and related benefits.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2021	2020
Net loss	$(3,221)	$(14,823)
Interest expense, net	10	34
Income tax benefit	(1,612)	(2,238)
Depreciation and amortization	3,190	3,759
EBITDA	(1,633)	(13,268)
Other (income) expense, net	(1,615)	473
Stock-based compensation	2,094	2,176
Restructuring costs (1)	1,524	13,688
Adjusted EBITDA	$370	$3,069
Adjusted EBITDA margin (2)	0.5%	3.9%

(1) On February 14, 2020, our Board of Directors approved a global restructuring plan (the “Restructuring Plan”), which is intended to support our strategic plan in an effort to improve operating performance and ensure that we are appropriately structured and resourced to deliver increased and sustainable value to our shareholders and customers. In connection with the Restructuring Plan, during the first quarters 2020 and 2021 we recorded a pre-tax charge of approximately $13.7 million and $1.5 million, respectively, primarily consisting of severance and related benefits.

(2) Calculated as Adjusted EBITDA as a percentage of Non-GAAP total sales, which adjusts for the GSA sales adjustment.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
SALES DISAGGREGATED BY GEOGRAPHY
(UNAUDITED)

	For the Three Months Ended March 31,
(in thousands)	2021	2020
Total sales to external customers
Americas (1)	$32,549	$35,590
EMEA (1)	25,454	23,690
APAC (1)	18,328	20,235
	$76,331	$79,515

(1) Regions represent North America and South America (Americas); Europe, the Middle East, and Africa (EMEA); and the Asia-Pacific (APAC).